EXHIBIT 99.1

November 17, 2011

VIA EMAIL

TO:    Member Institutions in Illinois and Wisconsin

RE:    Results of 2011 Election of Federal Home Loan Bank of Chicago
Member and Independent Directors

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2011 election of Federal Home Loan Bank member and independent directors for member institutions in Illinois and Wisconsin. Please note that the Board of Directors had designated two public interest directors and the current two public interest directors' terms of service have not expired and were not up for re-election. The directors' terms will begin on January 1, 2012.

MEMBER DIRECTORS

Illinois - One Member Director

Number of Members Eligible to Vote	506
Number of Members Casting Votes	194
Total Eligible Votes for Each Directorship	3,359,769

		Votes Received
Beacom, Owen E.	Evanston, IL	696,123
Managing Director &	First Bank & Trust
Chief Lending Officer
Term Expires: December 31, 2015
(Four year term)

Wisconsin - One Member Director

Number of Members Eligible to Vote	268
Total Eligible Votes for Each Directorship	1,902,831

Weyers, Russell C.*	Johnson Bank	Declared Elected
President	Racine, Wisconsin
Term Expires: December 31, 2015
(Four year term)

*        *        *        *

INDEPENDENT DIRECTORS

Number of Members Eligible to Vote	774
Number of Members Casting Votes	261
Total Eligible Votes for Each Directorship	5,262,600

		Votes Received
Aigotti, Diane M.	Ryan Specialty Group	1,734,288
Managing Director and	Chicago, IL
Chief Financial Officer
Term Expires: December 31, 2015
(Four year term)

Brady, Edward P.	Brady Homes	1,754,259
President	Bloomington, IL
Term Expires: December 31, 2015
(Four year term)

*
Mr. Weyers is no longer eligible to serve as a member director on the Board. The Board will appoint another member director to fill Mr. Weyers' unexpired term in accordance with the rules governing the election of Bank directors.

Enclosed for your information is a complete list of the voting results for the Seventh District. Thank you for participating in this year's election process. Your contribution ensures sound representation on our board of directors for the mutual benefit of the Bank and its member-stockholders.

Sincerely,

/s/ Peter E. Gutzmer

Peter E. Gutzmer
Executive Vice President,
General Counsel &
Corporate Secretary
PEG:sck
Enclosure

FEDERAL HOME LOAN BANK OF CHICAGO
RESULTS OF THE 2011 ELECTION OF FEDERAL
HOME LOAN BANK OF CHICAGO
MEMBER & INDEPENDENT DIRECTORS

ILLINOIS - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
*Beacom, Owen E.	696,123	14013	First Bank & Trust	Evanston
Dodds, Jr., William R.	560,419	14033	The Northern Trust Company	Chicago
Lambesis, Peter J.	103,241	14402	1st Equity Bank	Skokie
Szczepaniak, Mark R.	63,531	54689	Prospect Mortgage Insurance, LLC	Northbrook
Total Number of Votes Cast	1,423,314

WISCONSIN - MEMBER DIRECTOR RESULTS

NAME	VOTES	DOCKET #	INSTITUTION	CITY
*Weyers, Russell C.	Declared Elected	09852	Johnson Bank	Racine

INDEPENDENT DIRECTOR RESULTS

NAME	VOTES	COMPANY	CITY
*Aigotti, Diane M.	1,734,288	Ryan Specialty Group	Chicago, Illinois
*Brady, Edward P.	1,754,259	Brady Homes	Bloomington, Illinois

*     Elected to serve on the Board of Directors of the Federal Home Loan Bank of Chicago.